SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 August 21, 2002

                               eMagin Corporation
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             (Exact name of registrant as specified in its charter)



        Delaware                     000-24757               88-0378451
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     (State or Other            (Commission File         (I.R.S. Employer
Jurisdiction of Incorporation)     Number)             Identification Number)


                2070 Route 52, Hopewell Junction, New York 12533
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               (Address of principal executive offices) (zip code)

                                 (845) 892-1900
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On August 21, 2002 (the "Closing Date"), eMagin Corporation ("eMagin") issued to each of two Investors (the "Investors") 8% Series B Convertible Debentures due August 21, 2004 (the "Debentures") whereby each of the Investors agreed to lend eMagin $121,739 for a total of $243,478. Interest is payable on the Debentures at a rate of 8% per annum and is payable at the earlier of the date of maturity or prepayment of all or a portion of the Debentures.

         The principal amount of the Debentures, plus any accrued and unpaid interest is convertible into common shares of eMagin (the "Common Shares") at the option of the Investors, whereby the number of Common Shares to be issued is equal to the principal amount of the Debentures divided by $0.18. In addition, the Debentures are convertible into Common Shares at the option of eMagin, if the average closing price of the shares traded exceeds $0.49 per share for 10 consecutive trading days, whereby the number of Common Shares to be issued is equal to the principal amount of the Debentures including any accrued interest, divided by $0.18. eMagin may prepay the Debentures in whole or in part at 105% of the principal amount being prepaid, together with all accrued and unpaid interest thereon to the date of the prepayment.

         In addition, on August 30, 2002, eMagin and The Travelers Insurance Company ("Travelers") entered into a seventh amendment agreement to amend and extend the maturity date of the Convertible Promissory Note (the "Travelers Convertible Note") dated August 20, 2001, issued under the Note Purchase Agreement entered into as of August 20, 2001 by and between eMagin and Travelers. The amendment agreement extends the maturity date of the Travelers Convertible Note from August 30, 2002 to September 30, 2002.

         In addition, on August 30, 2002, eMagin and Mr. Mortimer D.A. Sackler ("Sackler") entered into an amendment agreement to amend the default provision and extend the maturity date of the Secured Promissory Note (the "Sackler
Secured Note") dated June 20, 2002, issued under the Secured Note Purchase Agreement entered into as of June 20, 2002, by and between eMagin and Sackler. As well, eMagin and Sackler entered into an amendment agreement to amend the default provision and extend the maturity date of the Secured Convertible Promissory Notes (the "Sackler Secured Convertible Notes"), issued under the Secured Note Purchase Agreement entered into as of November 27, 2001, by and between eMagin and Sackler, as amended by the Omnibus Amendment, Waiver and Consent Agreement dated January 14, 2002, and the Subscription Agreements dated January 14, 2002. The amendment agreements extends the maturity date of the Sackler Secured Note and the Sackler Secured Convertible Notes from August 30, 2002 to September 30, 2002 and adds certain events of default.

         In addition, on August 30, 2002, eMagin and Ginola Limited ("Ginola"), an assignee of Rainbow Gate Corporation, entered into an amendment agreement to amend the default provision and extend the maturity date of the Secured Convertible Promissory Note (the "Ginola Secured Convertible Note") dated November 27, 2002, issued under the Secured Note Purchase Agreement entered into as of November 27, 2001, by and between eMagin and Rainbow Gate Corporation, as amended by the Omnibus Amendment, Waiver and Consent Agreement dated January 14, 2002. The amendment agreement extends the maturity date of the Ginola Secured


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Convertible  Note from August 30, 2002 to  September  30, 2002  and adds certain events of default.

         Further, on August 30, 2002, eMagin and Mr. Jack Rivkin ("Rivkin") entered into an amendment agreement to amend and extend the maturity date of the Secured Convertible Promissory Note (the "Rivkin Secured Convertible Note") dated November 27, 2001, issued under the Secured Note Purchase Agreement entered into as of November 27, 2001 by and between eMagin and Rivkin. The amendment agreement extends the maturity date of the Rivkin Secured Convertible Note from August 30, 2002 to September 30, 2002.

         The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copies of the Debentures attached as exhibits to this Form 8-K.


ITEM 7.  EXHIBITS.

         Exhibit
         Number   Description

         4.1      Form of 8% Series B Convertible Debenture due August 21, 2004.

         4.2      Form of 8% Series B Convertible Debenture due August 21, 2004.

         10.1 Amendment No. 7 to Convertible Promissory Note dated as of August 30, 2002.

         10.2 Amendment No. 1 to Secured Promissory Note dated as of August 30, 2002.

         10.3 Amendment No.1 to the Secured Convertible Promissory Notes dated as of August 30, 2002.

         10.4 Amendment No.1 to the Secured Convertible Promissory Note dated as of August 30, 2002.

         10.5 Amendment to Secured Convertible Promissory Note dated as of August 30, 2002.

                                      -3-

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               EMAGIN CORPORATION


                               By: /s/ Gary W. Jones
                                  -------------------------------------------
                                  Name:  Gary W. Jones
                                  Title: President and Chief Executive Officer

Dated: August 30, 2002